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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 15, 2002 on the consolidated financial statements of ITC/\DeltaCom, Inc. and subsidiaries and the related financial statement schedule, included in this Form 10-K, into ITC/\DeltaCom, Inc.'s previously filed Registration Statements on Form S-8, No. 333-65038, 333-42785, No. 333-62773, No. 333-85627 and No. 333-49034 and Form S-3, File No. 333-75635
and No. 333-34372.


/s/   Arthur Andersen LLP

Atlanta, Georgia
March 26, 2002